NEWS
RELEASE
Contact:                Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS ANNOUNCES PARTICIPATION IN SIMMONS & COMPANY INTERNATIONAL 2009 EUROPEAN ENERGY CONFERENCE

HOUSTON, TEXAS, August 27, 2009 – Geokinetics Inc. (NYSE Amex: GOK) announced that Richard F. Miles, the Company’s President and Chief Executive Officer, will participate in the Simmons & Company International 2009 European Energy Conference as part of a Seismic Perspectives Panel on Wednesday, September 2, 2009, starting at 12:10 p.m. British Summer Time at the Gleneagles Hotel, Auchterarder, Perthshire, PH3 1NF Scotland.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic data acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally.  Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments.  More information about Geokinetics is available at http://www.geokinetics.com/.

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GEOKINETICS INC. (NYSE Amex: GOK)
1500 CityWest Blvd., Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX